Exhibit 99.1

Nemaura Medical Reports Financial Results for Second Quarter of Fiscal Year 2020/21 and Provides Corporate Update

Loughborough, England – November 16, 2020 (GlobeNewswire) – Nemaura Medical, Inc. (NASDAQ: NMRD)(“Nemaura” or the “Company”), a medical technology company focused on developing and commercializing non-invasive wearable diagnostic devices and supporting personalized lifestyle coaching programs, today announces financial results for the second quarter ended September 30, 2020 and provides a corporate update.

Recent and Second Quarter Highlights include:

•	In-licensed global rights to Healthimation, LLC’s mobile application based digital program, a well-validated and award-winning 12-week program to help patients manage their weight as part of a diabetes prevention or management program. The program is intended to be combined with the Company’s proBEAT™ non-invasive Glucose monitoring patch, with the aim of empowering users with knowledge of factors that could affect their blood glucose levels.
•	Appointed Justin McLarney as the Company’s Chief Financial Officer
•	Commissioned the integration of data from third-party wearable devices into the proBEAT™ app.
•	Submitted the PMA application for sugarBEAT® to the United States Food and Drug Administration (FDA)
•	Completed $11.5M public offering ($10.7M after associated costs)
•	Terminated ATM with Maxim

“The second quarter has been pivotal to our Company, as we have laid the groundwork for product launch of sugarBEAT® in the UK and Europe, and a diabetes management and reversal program in the USA” commented Faz Chowdhury, Nemaura’s CEO. “We continue to carefully manage our finances as we plan for a multinational launch and believe that we are at the forefront of changing the way consumers approach managing and preventing diabetes.”

In December 2020 in the U.S., Nemaura plans to launch proBEAT™, a non-invasive, wearable glucose monitor that will gather data on factors affecting blood glucose profiles, combined with a behavioral change and weight management digital app that was developed by Healthimation Inc. that may help diabetic and pre-diabetic patients better manage, reverse, or prevent the onset of diabetes. In the U.S., there are currently 88 million patients considered to be pre-diabetic and 25 million patients with Type 2 diabetes. Worldwide, there are 420 million patients with diabetes and over 1 billion people considered pre-diabetic.

Second Quarter 2020 Financial Results

Net loss for the second quarter of 2020 was $1,581,217 as compared to $1,117,040 during the same period of 2019.

Research and development expenses were $456,280 and $462,517 for the three-month periods ended September 30, 2020 and 2019, respectively. This continues to be largely composed of expenditure on wages and sub-contractor activities incurred in finalizing the product design for the sugarBEATTM device in order to enable scaling of production capacity.

General and administrative expenses were $771,533 and $654,523 for the three-month periods ended September 30, 2020 and 2019, respectively. Given the nature of the Company’s activities has remained unchanged, the cost drivers in this area have also remained consistent and are largely representative of fees for legal, professional, consultancy, audit services, investor relations, insurance, and wages.

The Company also incurred a charge of $353,404 for the three-month period ended September 30, 2020 on account of the accretion of debt discount in relation to the Secured Loan Note that the Company entered into in April 2020.

Cash as of September 30, 2020 was $16,948,939.

About Nemaura Medical, Inc.

Nemaura Medical Inc. is a medical technology company developing and commercializing non-invasive wearable diagnostic devices. The company is currently commercializing sugarBEAT® and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, is a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and pre-diabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura has submitted a PMA (Premarket Approval Application) for sugarBEAT® to the U.S. FDA. proBEAT™ combines non-invasive glucose data processed using artificial intelligence and a digital healthcare subscription service and is expected to be launched in the U.S. as a general wellness product.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com.

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the US, risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the company will be able to reach a part of or any of the global market for CGM with its products/services. The FDA reserves the right to re-evaluate their decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com

NEMAURA MEDICAL INC.
Condensed Consolidated Balance Sheets

	As of September 30, 2020 (Unaudited)	As of March 31, 2020
	($)	($)
ASSETS
Current assets:
Cash	16,948,939	106,107
Prepaid expenses and other receivables	358,404	452,463
Inventory (raw materials)	411,620	286,309
Total current assets	17,718,963	844,879

Other assets:
Property and equipment, net of accumulated depreciation	152,893	162,064
Intangible assets, net of accumulated amortization	237,150	213,080
Total other assets	390,043	375,144
Total assets	18,109,006	1,220,023

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	155,609	293,608
Liability due to related parties	153,533	830,093
Other liabilities and accrued expenses	47,609	168,966
Notes payable, net of unamortized discount	2,431,913	—
Deferred revenue	96,930	93,022
Total current liabilities	2,885,594	1,385,689

Non-current portion of notes payable, net of unamortized discount	2,785,515	—
Non-current portion of deferred revenue	1,195,470	1,147,278
Total non-current liabilities	3,980,985	1,147,278
Total liabilities	6,866,579	2,532,967

Commitments and contingencies:

Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.001 par value, 200,000 shares authorized; 0 shares issued and outstanding at September 30, 2020 and March 31, 2020	—	—
Common stock, $0.001 par value,
42,000,000 shares authorized and 22,893,705 and 20,850,848
shares issued and outstanding at September 30, 2020 and March 31, 2020, respectively	22,894	20,851
Additional paid-in capital	31,838,383	16,589,272
Accumulated deficit	(20,267,348)	(17,586,075)
Accumulated other comprehensive loss	(351,502)	(336,992)
Total stockholders’ equity / (deficit)	11,242,427	(1,312,944)
Total liabilities and stockholders’ equity	18,109,006	1,220,023

See notes to the unaudited condensed consolidated financial statements.

NEMAURA MEDICAL INC.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited) (in Dollars, except Share Amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019

Revenue:	—	—	—	—
Total revenue	—	—	—	—

Operating expenses:
Research and development	456,280	462,517	771,592	1,018,699
General and administrative	771,533	654,523	1,367,253	1,353,532
Total operating expenses	1,227,813	1,117,040	2,138,845	2,372,231

Loss from operations	(1,227,813)	(1,117,040)	(2,138,845)	(2,372,231)

Interest (expense) income	(353,404)	—	(542,428)	3,926
Net loss	(1,581,217)	(1,117,040)	(2,681,273)	(2,368,305)

Other comprehensive loss:
Foreign currency translation adjustment	(19,333)	(7,401)	(14,510)	(23,152)
Comprehensive loss	(1,600,550)	(1,124,441)	(2,695,783)	(2,391,457)

Loss per share:
Basic and diluted	(0.07)	(0.05)	(0.12)	(0.11)
Weighted average number of shares outstanding	22,390,114	20,802,197	21,638,907	20,792,967

See notes to the unaudited condensed consolidated financial statements.

NEMAURA MEDICAL INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

Three Months Ended September 30, 2020 and 2019 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount ($)	Capital ($)	Deficit ($)	Loss ($)	Equity ($)
Balance at June 30, 2020	21,282,133	21,282	20,957,486	(18,686,131)	(332,169)	1,960,468
Issuance of common shares, net of offering costs of $834,280	1,601,572	1,602	10,817,707	—	—	10,819,309
Restricted shares issued as stock-based compensation to consultants and investor relations	10,000	10	63,190	—	—	63,200
Foreign currency translation adjustment	—	—	—	—	(19,333)	(19,333)
Net loss	—	—	—	(1,581,217)	—	(1,581,217)
Balance at September 30, 2020	22,893,705	22,894	31,838,383	(20,267,348)	(351,502)	11,242,427

Balance at June 30, 2019	20,801,680	20,802	16,320,359	(14,677,144)	(355,639)	1,308,378
Restricted shares issued as stock-based compensation to consultants and investor relations	1,250	1	12,375	—	—	12,376
Foreign currency translation adjustment	—	—	—	—	(7,401)	(7,401)
Net loss	—	—	—	(1,117,040)	—	(1,117,040)
Balance at September 30, 2019	20,802,930	20,803	16,332,734	(15,794,184)	(363,040)	196,313

See notes to the unaudited condensed consolidated financial statements.

 NEMAURA MEDICAL INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

Six Months Ended September 30, 2020 and 2019 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount ($)	Capital ($)	Deficit ($)	Loss ($)	Equity ($)
Balance at March 31 2020	20,850,848	20,851	16,589,272	(17,586,075)	(336,992)	(1,312,944)
Issuance of common shares, net of offering costs of $957,193	1,994,924	1,995	14,791,484	—	—	14,793,479
Restricted shares issued as stock-based compensation to consultants and investor relations	10,000	10	63,190	—	—	63,200
Exercise of warrants	37,933	38	394,437	—	—	394,475
Foreign currency translation adjustment	—	—	—	—	(14,510)	(14,510)
Net loss	—	—	—	(2,681,273)	—	(2,681,273)
Balance at September 30, 2020	22,893,705	22,894	31,838,383	(20,267,348)	(351,502)	11,242,427

Balance at March 31, 2019	20,765,592	20,766	15,971,905	(13,425,879)	(339,888)	2,226,904
Exercise of warrants	2,500	2	25,998	—	—	26,000
Issuance of common shares, net of offering costs of $9,575	14,338	14	142,903	—	—	142,917
Restricted shares issued as stock-based compensation to consultants and investor relations	20,500	21	191,928	—	—	191,949
Foreign currency translation adjustment	—	—	—	—	(23,152)	(23,152)
Net loss	—	—	—	(2,368,305)	—	(2,368,305)
Balance at September 30, 2019	20,802,930	20,803	16,332,734	(15,794,184)	(363,040)	196,313

See notes to the unaudited condensed consolidated financial statements.

NEMAURA MEDICAL INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
	2020 ($)	2019 ($)

Cash Flows From Operating Activities:
Net loss	(2,681,273)	(2,368,305)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,746	28,338
Accretion of debt discount	542,428	—
Stock-based compensation	59,000	277,664
Changes in assets and liabilities:
Prepaid expenses and other receivables	94,059	263,022
Inventory	(125,311)	(170,371)
Accounts payable	(137,999)	59,010
Liability due to related parties	(676,560)	100,533
Other liabilities and accrued expenses	(121,357)	(52,608)
Net cash used in operating activities	(3,006,267)	(1,862,717)

Cash Flows from Investing Activities:
Capitalized patent costs	(27,600)	(28,310)
Purchase of property and equipment	(14,032)	(133,716)
Net cash used in investing activities	(41,632)	(162,026)

Cash Flows from Financing Activities:
Costs incurred in relation to equity financing	(957,193)	(9,575)
Commission paid on note payable	(325,000)	—
Proceeds from issuance of notes	5,000,000	—
Proceeds from issuance of common stock in relation to equity financing	15,750,672	152,492
Proceeds from warrant exercise	394,475	26,000
Repayments of note payable	(82,555)	—
Net cash provided by financing activities	19,780,399	168,917

Net increase (decrease) in cash	16,732,500	(1,855,826)
Effect of exchange rate changes on cash	110,332	(113,723)
Cash at beginning of period	106,107	3,740,664
Cash at end of period	16,948,939	1,771,115

Supplemental disclosure of non-cash financing activities:
Prepayment of equity compensation	—	85,715

See notes to the unaudited condensed consolidated financial statements.